Filed Pursuant to Rule 424(b)(2)
Registration No. 333-210328

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 5, 2016

Prospectus Supplement

(To Prospectus dated March 22, 2016)

$

    % Notes due

We will pay interest on the notes on                      and                      of each year, commencing on             , 2016. The notes will mature on                     . We may redeem the notes in whole or in part at any time at the redemption price set forth under “Description of Notes—Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the notes.

We do not intend to apply for listing of the notes on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and any other risk factors described in any Current Report on Form 8-K filed after the date of our Annual Report, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to The Hanover Insurance Group, Inc. (1)		%	$

(1)	Plus accrued interest, if any, from , 2016 to the date of delivery.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about                     , 2016.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities	Lloyds Securities

Prospectus Supplement dated             , 2016

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor any underwriter take any responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, liquidity, cash flows and prospects might have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated March 22, 2016, gives more general information, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information incorporated by reference in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of us or the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting” in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “THG,” “we,” “us” and “our” refer to The Hanover Insurance Group, Inc., a Delaware corporation, and its subsidiaries.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to the indenture refer to the indenture to be dated                    , 2016 between THG and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture between THG and the trustee.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based our “forward-looking statements” on management’s belief and assumptions based on information available to our management at the time these statements are made. These “forward-looking statements” may relate, without limitations, to such matters as future actions, integration of strategic acquisitions, prospects related to our strategic initiatives, anticipated premiums, expenses, interest rates, foreign exchange rates, financial performance or business prospects in future periods, the outcome of contingencies, liquidity, and similar matters. Forward-looking statements are inherently subject to risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “seek to,” “should,” “will” and “would” or any variations of words with similar meanings. A variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. The factors listed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are illustrative and other risks and uncertainties may arise as may be detailed from time to time in our public announcements and in our filings with the SEC. Our forward-looking statements speak only as of the dates on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these risks, see “Risk Factors” beginning on page S-6 of this prospectus supplement, and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and in our periodic reports filed with the SEC.

The Hanover Insurance Group, Inc.

THG is a holding company organized as a Delaware corporation in 1995. We trace our roots to as early as 1852, when the Hanover Fire Insurance Company was founded. Our primary business operations are property and casualty insurance products and services. We market our domestic products and services through independent agents and brokers in the United States (“U.S.”) and conduct business internationally through a wholly-owned subsidiary, Chaucer Holdings Limited (“Chaucer”), which operates through the Society and Corporation of Lloyd’s (“Lloyd’s”) and is domiciled in the United Kingdom. Our consolidated financial statements include the accounts of THG; The Hanover Insurance Company (“Hanover Insurance”) and Citizens Insurance Company of America (“Citizens”), which are our principal U.S. domiciled property and casualty subsidiaries; Chaucer; and certain other insurance and non-insurance subsidiaries. Our results of operations also include the results of our discontinued operations, consisting primarily of our former life insurance and accident and health businesses.

Through our Commercial Lines and Personal Lines segments, we underwrite commercial and personal property and casualty insurance through Hanover Insurance, Citizens and other THG subsidiaries, through an independent agent and broker network concentrated in the Northeast, Midwest and Southeast U.S. We also continue to actively grow our Commercial Lines’ presence in the Western region of the U.S. Our Chaucer segment is a specialist insurance underwriting group that operates through Lloyd’s and writes business globally. Included in our Other segment, is Opus Investment Management, Inc., a wholly-owned subsidiary of THG, which provides investment management services to our insurance and non-insurance companies, as well as to unaffiliated institutions, pension funds and other organizations; earnings on holding company assets; and a discontinued voluntary pools business.

Our principal executive offices are located at 440 Lincoln Street, Worcester, Massachusetts, 01653 and our telephone number is (508) 855-1000. We make available free of charge on or through our website, www.hanover.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in our website has not been, and shall not be deemed to be, incorporated by reference into this prospectus supplement and the accompanying prospectus.

Summary Financial Information

The following table sets forth our summary consolidated financial information at and for the periods presented. You should read the following information in conjunction with our consolidated financial statements and related notes and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Fiscal Year Ended December 31,
	2015	2014	2013
	(amounts in millions, except per share amounts)
Statement of Income data:
Revenues
Premiums	$4,704.8	$4,710.3	$4,450.5
Net investment income	279.1	270.3	269.0
Net realized investment gains	19.5	50.1	33.5
Fees and other income	30.6	36.9	40.7

Total revenues	5,034.0	5,067.6	4,793.7
Losses and Expenses
Losses and loss adjustment expenses	2,884.1	2,927.5	2,761.1
Policy acquisition expenses	1,033.2	1,040.0	971.0
Other operating expenses	677.3	722.1	732.5

Total losses and expenses	4,594.6	4,689.6	4,464.6

Income before income taxes	439.4	378.0	329.1
Income tax expense	108.6	95.7	83.4

Income from continuing operations	330.8	282.3	245.7
Income (loss) from discontinued operations	0.7	(0.3)	5.3

Net income	$331.5	$282.0	$251.0

Net income per common share (diluted)	$7.40	$6.28	$5.59
Dividends declared per common share	$1.69	$1.52	$1.36

Balance Sheet data (at fiscal period end):
Total assets	$13,790.9	$13,759.7	$13,378.7
Debt	812.8	903.5	903.9
Total liabilities	10,946.5	10,915.7	10,784.2
Shareholders’ equity	2,844.4	2,844.0	2,594.5
Other data:
Ratio of earnings to fixed charges(1)	7.678x	6.257x	5.546x
Pro forma ratio of earnings to fixed charges(2)

(1)	For purposes of the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, minority interest and cumulative effect of accounting changes plus appropriate fixed charges. “Fixed charges” consist of interest expense on debt and the portion of operating lease rental expense representative of an interest factor.
(2)	Adjusted to give effect to the issuance of the notes in this offering and the application of the net proceeds from this offering as described in “Use of Proceeds,” assuming this offering had been completed on January 1, 2015. The pro forma ratio of earnings to fixed charges does not necessarily represent what the actual ratio of earnings to fixed charges would have been had those transactions occurred on the date assumed.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement. As used in this “Prospectus Supplement Summary—The Offering,” the terms “THG,” “we,” “our,” “us” and other similar references refer only to The Hanover Insurance Group, Inc. and not to any of its subsidiaries.

Issuer	The Hanover Insurance Group, Inc.

Securities Offered	$ % Notes due .

Maturity	The notes will mature on .

Interest	Interest on the notes will accrue from , 2016. Interest on the notes will be payable semi-annually in arrears at the rate set forth on the cover page of this prospectus supplement on and of each year, commencing on , 2016.

Optional Redemption	At any time and from time to time prior to , we may redeem the notes at our option, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of Notes—Optional Redemption”), plus        basis points;

together in each case, with accrued interest thereon to, but not including, the date of redemption.

At any time and from time to time on or after , we may redeem the notes at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed together with accrued intereset thereon to, but not including, the date of redemption.

Sinking Fund	The notes will not be entitled to the benefit of a sinking fund.

Covenants	The indenture will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

•

incur, issue, assume or guarantee indebtedness secured by a lien on (A) any shares of capital stock issued by a restricted subsidiary and held directly or indirectly by THG or another restricted subsidiary or (B) any indebtedness of a restricted subsidiary owing to and held directly or indirectly by THG or another restricted subsidiary; and

•	issue or dispose of capital stock of a restricted subsidiary.

The indenture also limits our ability to engage in mergers, consolidations and certain sales of assets. These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Notes—Certain Covenants” in this prospectus supplement and “Description of the Debt Securities— Consolidation, Merger or Conveyance” in the accompanying prospectus.

Ranking	The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to all of our existing and future secured indebtedness and other secured liabilities to the extent of the value of the assets securing such indebtedness and liabilities and to all indebtedness and other liabilities of our subsidiaries. As of December 31, 2015 we and our subsidiaries had on a consolidated basis approximately $812.8 million in senior and subordinated long-term indebtedness, inclusive of current installments on a consolidated basis, of which $453.1 million is senior debentures, $234.7 million is subordinated debentures and $125.0 million is Federal Home Loan Bank of Boston borrowings by Hanover Insurance (“FHLBB Borrowings”). Such FHLBB Borrowings are collateralized by government and government agency securities and such FHLBB are structurally senior to the notes.

Listing	We do not intend to list the notes on a national securities exchange.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to redeem our outstanding 7.50% notes due 2020 and 6.375% notes due 2021 and to pay related fees and expenses. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	As described in the section entitled “Use of Proceeds,” THG intends to use a portion of the net proceeds of this offering for the redemption of indebtedness. Wells Fargo Securities, LLC and its affiliates are and certain of the other underwriters may be holders of such indebtedness of THG and would receive a portion of the proceeds from this offering as a result of the redemption of such indebtedness. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the redemption of indebtedness, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter (“QIU”) is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” in this prospectus supplement.

Further Issuances	We may, without notice to or consent of the holders or beneficial owners of the notes, issue in a separate offering additional notes having the same ranking, interest rate, maturity and other terms as the notes, provided, however, that no such additional notes may be issued unless either such additional notes are fungible with the notes for U.S. federal income tax purposes or are issued with a different CUSIP number. The notes and any such additional notes will constitute a single series under the indenture unless the additional notes are issued with a different CUSIP number.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which, in turn, will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $ and integral multiples of $ in excess thereof.

Risk Factors	You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, should carefully read the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and the section entitled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015 before purchasing any of the notes.

Material United States Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax consequences to the holders of the Notes, see “Material United States Federal Income Tax Consequences.”

Trustee	U.S. Bank National Association

Governing Law	The notes will be governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the following risk factors as well as the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion of risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated herein by reference, before making a decision to invest in the notes. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. Some of these factors relate principally to our business and the industry in which we operate while others relate principally to your investment in the notes. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to the Notes

We are a holding company that depends on the ability of our insurance subsidiaries to pay dividends to us in order to service our indebtedness.

We are a holding company and do not have any significant operations or assets other than our ownership of the shares of our operating subsidiaries. Dividends and other permitted distributions from our insurance subsidiaries are our primary source of funds to meet ongoing cash requirements, including any future debt service payments and other expenses. Our U.S. insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. Chaucer’s and certain of its subsidiaries’ ability to pay dividends or to return capital to us is similarly limited by Lloyd’s and the Prudential Regulation Authority and the Financial Conduct Authority of the United Kingdom, and the ability of certain of Chaucer’s regulated subsidiaries to become a borrower or guarantor or provider of any security interest on any financial obligations is subject to review by the Financial Conduct Authority. The inability of our insurance subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have an adverse effect on our operations and our ability to meet our debt service obligations.

The notes are effectively subordinate to the existing and future liabilities of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. None of our subsidiaries will guarantee the notes, and our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. Any payment of dividends, loans or advances by our subsidiaries could be subject to contractual restrictions. In addition, payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings, legal ability to pay dividends and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any secured indebtedness and other secured liabilities of our subsidiaries to the extent of the value of the assets securing such indebtedness and liabilities, and to all indebtedness and other liabilities of our subsidiaries senior to that held by us. As of December 31, 2015, our subsidiaries had approximately $812.8 million in long-term third-party indebtedness outstanding, which would be structurally senior to the notes.

The notes would be subject to prior claims of any secured creditors.

The notes are our senior unsecured general obligations, ranking equally with other unsecured and unsubordinated debt but below any secured debt to the extent of the value of any assets constituting security. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any debt secured by our assets, these assets will be subject to the prior claims of our secured creditors, and in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, these pledged assets would be available to satisfy secured obligations before any payment could be made on the notes. To the extent that such assets could not satisfy in full any such secured obligations, the holders of such obligations would have a claim for any shortfall that would rank equally in right of payment with the notes. In that case, we might not have sufficient assets remaining to pay amounts due on any or all of the notes.

The negative covenants are applicable to our restricted subsidiaries.

As more fully described under “Description of Notes—Certain Covenants”, negative covenants that apply to the notes impose certain limitations on our ability to issue or dispose of capital stock of a restricted subsidiary and limit us and our restricted subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on (A) any shares of capital stock issued by a restricted subsidiary and held by THG or another restricted subsidiary or (B) any indebtedness of a restricted subsidiary owing to and held by THG or another restricted subsidiary, without effectively providing that the notes shall be secured equally and ratably with (or prior to) such indebtedness. Those covenants do not apply to our subsidiaries that are not restricted subsidiaries. The indenture does not limit the secured debt incurred, assumed or guaranteed by our subsidiaries that are not restricted subsidiaries, or limit our ability to issue or dispose of capital stock of a subsidiary that is not a restricted subsidiary. A restricted subsidiary is one of our subsidiaries whose assets constitute at least 15% of our total consolidated assets, as of the last day of the most recent fiscal quarter ended at least 30 days prior to the date of determination, or one of our subsidiaries designated as a restricted subsidiary.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

The terms of the indenture and the notes do not provide protection against corporate events that could adversely impact your investment in the notes.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. At December 31, 2015, we had $687.8 million in senior and subordinated long-term indebtedness outstanding. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes, and a risk that the credit rating of the notes is lowered or withdrawn. In addition, the indenture will not require us to offer to purchase the notes in connection with a change of control.

Furthermore, the indenture and the related supplemental indenture for the notes do not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit the ability of our subsidiaries to service indebtedness;

•

limit our or any of our subsidiaries’ ability to sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries);

•	limit our or any of our subsidiaries’ ability to enter into transactions with affiliates;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture, the related supplemental indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time at their discretion without notice. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in the financial performance or prospects of our company or companies in our industry. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

Risks Related to THG

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including “Item 1A. Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by other SEC filings filed after such annual report.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes will be approximately $        million after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to redeem our outstanding 7.50% notes due 2020 and 6.375% notes due 2021 and to pay related fees and expenses. Wells Fargo Securities, LLC and/or its affiliates will and certain of the other underwriters or their affiliates may receive a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2015 on an actual basis and as adjusted to give effect to the sale of the notes (after deducting the underwriting discount and estimated offering expenses payable by us). You should read this table in conjunction with our consolidated financial statements and related notes thereto, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
	(Unaudited in millions)
(Dollars in millions)	Actual	As Adjusted
Cash and cash equivalents	$338.8	$

Long-term debt:
Senior debentures due 2021	$298.8	$
Senior debentures due 2020	$79.8	$
Senior debentures due 2025	$74.5	$
Subordinated debentures due 2053	$175.0	$
Subordinated debentures due 2027	$59.7	$
FHLBB borrowings (secured)	$125.0	$
Notes offered hereby	—

Total long-term debt	$812.8	$

Total shareholders’ equity	$2,844.4	$

Total capitalization	$3,657.2	$

DESCRIPTION OF NOTES

The following description is a summary of the particular terms of the notes. This summary supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of the notes set forth under “Description of the Debt Securities” in the accompanying prospectus dated March 22, 2016. In this “Description of Notes” section, the terms “we,” “our,” “us” and THG refer solely to The Hanover Insurance Group, Inc., and do not include its subsidiaries.

General

We will issue the notes as a separate series of debt securities under the indenture referred to in the accompanying prospectus and a supplemental indenture establishing the terms of the notes between us and U.S. Bank National Association, as trustee (the “Trustee”). The statements made under this heading relating to the notes are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the notes, the indenture and the supplemental indenture, including the definitions therein of certain terms. The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the notes. We will issue notes in an aggregate initial principal amount of $         . The indenture does not limit the amount of indebtedness which may be issued thereunder, and indebtedness may be issued under the indenture from time to time in separate series up to the aggregate amount from time to time authorized by THG. We will issue notes in denominations of $         and integral multiples of $         in excess thereof. The notes will mature on        .

Interest on the notes will accrue from            , 2016 at the rate of     % per annum. Interest will be payable on        and                    , commencing on            , 2016. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make each interest payment to the persons in whose names the notes are registered at the close of business on the        or        preceding the next interest payment date. Principal of and interest on the notes will be payable, and the transfer of the notes will be registrable, through the Depositary as described under “Description of Notes—Book-Entry System.”

Subject to certain restrictions relating to our and any of our restricted subsidiaries’ ability to incur, issue, assume or guarantee any indebtedness secured by a lien on (A) any shares of capital stock issued by a restricted subsidiary and held by us or another restricted subsidiary or (B) any indebtedness of a restricted subsidiary owing to and held by us or another restricted subsidiary, the indenture does not contain any provisions that would limit the ability of THG to incur additional indebtedness.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of this series of notes under the indenture and issue such increased principal amount, in which case any additional notes so issued will have the same form and terms (other than the public offering price and date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, provided, however, that no such additional notes may be issued unless such additional notes are either fungible with the notes for U.S. federal income tax purposes or are issued with a different CUSIP number. The notes and any such additional notes will constitute a single series under the indenture unless the additional notes are issued with a different CUSIP number.

Optional Redemption

At any time and from time to time prior to                 , the notes will be redeemable as a whole or in part, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon

(exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. Further installments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the indenture.

At any time and from time to time on or after                     , we may redeem the notes at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed together with accrued interest thereon to, but not including, the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, a Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC or its affiliates and a Primary Treasury Dealer selected by Lloyds Securities Inc. or its affiliates; and (ii) up to three other primary U.S. Government securities dealers in the City of New York (each, a “Primary Treasury Dealer”) selected by us, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall substitute therefor another such Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3: 30 p.m. New York time on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of notes. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by lot or any other such method as the Trustee deems to be fair and appropriate.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Sinking Fund

The notes will not be entitled to the benefit of a sinking fund.

Certain Covenants

The following covenants apply to the notes.

Restrictions on Issuance or Disposition of Stock of Restricted Subsidiaries. THG will not, nor will it permit any Restricted Subsidiary to, issue, sell or otherwise dispose of any shares of Capital Stock (other than non-voting Preferred Stock) of any Restricted Subsidiary, except for:

(i)	directors’ qualifying shares;

(ii)	sales or other dispositions to THG or to one or more Subsidiaries that are Restricted Subsidiaries or that will become Restricted Subsidiaries immediately after the sale or disposition;

(iii)	the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by THG’s or such Restricted Subsidiary’s board of directors, as the case may be (acting in good faith), in any case in accordance with the laws of the jurisdiction of formation of such Person; provided, however, that any such Capital Stock issued, sold, granted, transferred or otherwise disposed of to any employee, officer, director, agent or consultant pursuant to any agreement, plan or arrangement approved by the board of directors of THG or such Restricted Subsidiary, as appropriate, shall be deemed to be issued, sold or otherwise disposed of at fair value; or

(iv)	any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of THG or any Restricted Subsidiary.

Limitations on Liens. Except as provided below, neither THG nor any Restricted Subsidiary may incur, issue, assume or guarantee any Indebtedness secured by a Lien on (A) any shares of Capital Stock issued by a Restricted Subsidiary and held directly or indirectly by THG or another Restricted Subsidiary or (B) any Indebtedness of a Restricted Subsidiary owing to and held directly or indirectly by THG or another Restricted Subsidiary, without effectively providing that the notes (together with, if THG shall so determine, any other Indebtedness which is not subordinated to the notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured; provided, however, that this covenant shall not apply to Indebtedness secured by:

(i)	Liens in favor of, or required by, governmental authorities, including insurance regulatory authorities;

(ii)	Liens existing on the issue date of the notes;

(iii)	Liens on any shares of Capital Stock or Indebtedness of any corporation (including any Subsidiary) (a) existing at the time such corporation becomes a Restricted Subsidiary or merges into or consolidates with THG or a Restricted Subsidiary and (b) not incurred in contemplation thereof;

(iv)	Liens in favor of THG or any Restricted Subsidiary;

(v)	Liens, pledges or deposits to secure statutory obligations, including Liens and deposits required or provided for under state insurance laws and similar regulatory statutes;

(vi)	materialmen’s, mechanic’s, carrier’s, workmen’s, repairmen’s, or other like Liens, and pledges and deposits made in the ordinary course of business to obtain the release thereof; and

(vii)	any extension, renewal or replacement as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi) inclusive; provided, however, that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same shares of Capital Stock or the same Indebtedness that secured the Lien extended, renewed or replaced and (b) the Indebtedness secured by such Lien at such time is not so increased.

Any Lien that is granted to secure the notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described above that triggered the obligation to secure the notes.

The indenture does not contain any provisions other than the foregoing that will restrict THG from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity which THG must maintain.

For purposes of the covenants described above, the following terms will be applicable:

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Consolidated Assets” mean our assets and the assets of our consolidated subsidiaries, to be determined as of the last day of the most recent fiscal quarter ended at least 30 days prior to the date of the determination, for which internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the U.S. as in effect on the last day of that fiscal quarter.

“Indebtedness” of any Person means indebtedness for borrowed money and indebtedness under purchase money mortgages or other purchase money liens, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles in the U.S., guarantees by such Person of such indebtedness of others, and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock or limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of the dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Restricted Subsidiary” means (i) any Subsidiary the assets of which, determined as of the last day of the most recent fiscal quarter ended at least 30 days prior to the date of determination, for which internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the U.S. as in effect on the last day of that fiscal quarter, exceed 15% of the Consolidated Assets, or (ii) any Subsidiary designated as a restricted subsidiary by the board of directors, or similar governing body, of such Subsidiary, effective as of the date of such designation.

“Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by THG, by one or more Subsidiaries of THG or by THG and one or more Subsidiaries of THG, (ii) a partnership in which THG or a Subsidiary of THG holds a majority interest in the equity capital or profits of such partnership, or (iii) any other

Person (other than a corporation or partnership) in which THG, a Subsidiary of THG or THG and one or more Subsidiaries of THG, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Defeasance

The notes will be subject to defeasance and discharge, and the covenants set forth above under “Description of Notes—Certain Covenants—Restrictions on Issuance or Disposition of Stock of Restricted Subsidiaries” and “Description of Notes—Certain Covenants—Limitations on Liens” will be subject to covenant defeasance as set forth in the indenture. See “Description of the Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus.

Book-entry system

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global notes, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global notes.

Investors may elect to hold interests in the notes in global form through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among DTC Participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the NYSE MKT LLC, and FINRA. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and DTC Participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream

Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

We will issue certificated notes to each person that the depositary identifies as the beneficial owner of the notes represented by a global note upon surrender by the depositary of the global note if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act;

•	an event of default under the notes has occurred and is continuing; or

•	we determine not to have the notes represented by a global note.

Neither we nor the Trustee will be liable for any delay by the depositary or its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

As long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all notes represented by these global notes for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:

•	will not be entitled to have the notes represented by these global notes registered in their names, and

•	will not be considered to be owners or holders of the global notes or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global notes and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

About the Trustee

U.S. Bank National Association is the Trustee. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the Trustee is under no obligation to exercise any of its powers vested in it by the indenture at the request of any holder of the notes unless the holder offers the Trustee reasonable indemnity against the costs, expenses and liabilities which might result. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the Trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates.

The Trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.

Applicable law

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Payment and paying agent

We will pay principal of, and any premium, interest and additional amounts on the notes at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or by wire transfer if the registered holder requests in writing to the Trustee at least 15 days prior to the date for payment.

All moneys we pay to a paying agent of the Trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment.

The U.S. Bank National Association will act as paying agent for the notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal tax consequences of the ownership and disposition of the notes. This summary:

•

is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations issued under the Code, judicial decisions and administrative pronouncements, all of which are subject to different interpretation and to change. Any such change may be applied retroactively and may adversely affect the U.S. federal tax consequences described in this prospectus supplement and no opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) has been or will be given with respect to any of the considerations discussed herein;

•

addresses only tax consequences to investors that both (i) purchase the notes upon their original issuance for cash at their issue price within the meaning of Section 1273 of the Code (generally, the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money); and (ii) hold the notes as capital assets within the meaning of Section 1221 of the Code (that is, generally, for investment purposes);

•	does not discuss all of the tax consequences that may be relevant to particular investors in light of their particular circumstances (such as the application of the alternative minimum tax);

•

does not discuss all of the tax consequences that may be relevant to investors that are subject to special treatment under U.S. federal income tax laws (such as insurance companies; financial institutions; tax-exempt organizations; retirement plans; regulated investment companies; dealers in securities; U.S. Holders (as defined below) whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar; investors holding the notes as part of a straddle or integrated transaction; former U.S. citizens or long-term residents subject to taxation as expatriates under Sections 877 or 877A of the Code; or, traders in securities that have elected to use a mark-to-market method of accounting for their securities holdings);

•	does not discuss the effect of other U.S. federal tax laws (such as estate and gift tax laws or the 3.8% Medicare tax on net investment income), or of any state, local, or non-U.S. tax laws; and

•

does not discuss the tax consequences to a person holding notes through a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes), except to the limited extent specifically indicated below.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.

Prospective investors should consult their own tax advisors with regard to the tax consequences to them in light of their particular situation and the application of any other U.S. federal as well as state, local, or non-U.S. tax laws, including gift and estate tax laws, and tax treaties.

Certain Contingencies

In certain circumstances, we may be obligated to pay you amounts in excess of the interest and principal payable on the notes. Our obligation to make additional payments upon certain redemptions may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenges this position, and the notes are treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the interest rate on the notes, accelerate the recognition of income with respect to the notes, and treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. This discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes by a “U.S. Holder.” For purposes of this summary, “U.S. Holder” means a beneficial owner of a note or notes that is for U.S. federal income tax purposes:

•

an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions of such trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Treatment of Stated Interest

It is expected (and this disclosure assumes) that the notes will be treated as issued at par for U.S. federal income tax purposes. Accordingly, stated interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such amount are accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Treatment of Taxable Dispositions of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition (each, a “disposition”) of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will generally be taxable to that U.S. Holder as ordinary interest income at that time if not previously included in the U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such U.S. Holder reduced by any payments (other than payments constituting qualified stated interest) received on the note. Gain or loss realized on the disposition of a note generally will be capital gain or loss to the U.S. Holder. Such gain or loss will be long-term capital gain or loss if, at the time of such disposition, the note has been held for more than one year, and otherwise generally will be short-term capital gain or loss. Long-term capital gain recognized by a non-corporate U.S. Holder generally is eligible for reduced rates of U.S. federal income taxation. A U.S. Holder’s ability to deduct capital losses may be limited.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the note by a holder that is a “Non-U.S. Holder.” For purposes of this summary, “Non-U.S. Holder” means a beneficial owner of a note or notes, other than a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes), that is not a U.S. Holder.

Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including “controlled foreign corporations” (within the meaning of the Code) and “passive foreign investment companies” (within the meaning of the Code), or under tax treaties to which the United States is a party. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local, and non-U.S. tax consequences that may be relevant to them.

Treatment of Interest

Subject to the discussion below concerning FATCA (as defined below) withholding and backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest income on a note provided that:

•	the interest income is not effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States;

•	the Non-U.S. Holder appropriately certifies its status as a non-U.S. person (generally, on an IRS Form W-8BEN or W-8BEN-E);

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is actually or constructively related to us through stock ownership within the meaning of Section 881(c)(3)(C) of the Code; and

•

the Non-U.S. Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, as described in Section 881(c)(3)(A) of the Code.

The certification requirement referred to above generally will be satisfied if the Non-U.S. Holder provides a statement on IRS Form W-8BEN or W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder (including such Holder’s name and address) and stating, among other things, that the Non-U.S. Holder is not a U.S. person (within the meaning of the Code). If the Non-U.S. Holder holds its notes through a financial institution or other agent acting on its behalf, the Non-U.S. Holder will be required to provide appropriate documentation to that agent. For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders in addition to the partnership or other pass-through entity. Prospective Non-U.S. Holders should consult their tax advisors regarding this certification requirement, and alternative methods for satisfying the certification requirement.

Payments of interest to a Non-U.S. Holder who does not satisfy the requirements described above will be subject to a 30% U.S. withholding tax, unless another exemption or a reduced withholding rate applies.

For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute or successor form) establishing that the holder is entitled to claim the benefit of the applicable tax treaty. Alternatively, an exemption applies to the 30% U.S. withholding tax if the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as a U.S. Holder, as described above, unless an applicable income tax treaty provides otherwise. In addition, Non-U.S. Holders that are corporations may be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Treatment of Taxable Dispositions of Notes

Subject to the discussion below concerning FATCA (as defined below) withholding and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the taxable disposition of a debenture unless:

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met;

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

•	the gain represents accrued interest, in which case the rules for interest would apply.

If the first exception above applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the taxable disposition of the debenture) exceed capital losses from U.S. sources. If the second exception above applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations may be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code (“FATCA”), we may be required to withhold U.S. tax at the rate of 30% on payments of interest and, beginning on January 1, 2019, gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities unless they satisfy certain due diligence and information reporting requirements. An intergovernmental agreement between the United States and the non-U.S. Holder’s jurisdiction may modify these requirements. Prospective holders of the notes are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

Certain U.S. Information Reporting Requirements and Backup Withholding

U.S. Holders

We (or, if a U.S. Holder holds notes through a broker or other securities intermediary, the intermediary) may be required to file information returns with the IRS with respect to payments of interest made to U.S. Holders, and, in some cases, disposition proceeds of the notes.

In addition, a U.S. Holder may be subject to backup withholding currently at a rate of 28% on those payments if the U.S. Holder does not provide its taxpayer identification number in the manner required, fails to certify that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, fails to certify under penalties of perjury that the holder is exempt from withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Prospective U.S. Holders should consult their tax advisors concerning the application of these information reporting and backup withholding rules.

Non-U.S. Holders

The U.S. rules concerning information reporting and backup withholding applicable to Non-U.S. Holders are as follows:

•

interest payments received by a Non-U.S. Holder will be exempt from backup withholding if the Non-U.S. Holder satisfies any of the certification requirements described above under “—Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders—Treatment of Interest.” The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the Non-U.S. Holder is a U.S. person (as defined in the Code). In addition, information reporting (on Form 1042-S) will apply to payments of interest even if certification is provided and the interest is exempt from the 30% withholding tax; and

•

sale proceeds received by a Non-U.S. Holder on a sale of notes through a broker may be subject to information reporting and/or backup withholding if the Non-U.S. Holder is not eligible for an exemption or does not provide a certification described above under “—Certain U.S. Federal Tax Consequences to Non-U.S. Holders—Treatment of Interest.” In particular, information reporting and backup withholding may apply if the Non-U.S. Holder uses the U.S. office of a broker, and information reporting (but generally not backup withholding) may apply if a Non-U.S. Holder uses the non-U.S. office of a broker that has one of certain connections to the United States. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Prospective Non-U.S. Holders should consult their tax advisors concerning the application of these information reporting and backup withholding rules.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING (CONFLICTS OF INTEREST)

THG and the underwriters named below, for whom J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Lloyds Securities Inc. are acting as the representatives, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the notes. Subject to certain terms and conditions in the underwriting agreement, THG has agreed to sell and each underwriter named below has severally agreed to purchase the principal amount of notes set forth opposite its name in the following table.

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$
Wells Fargo Securities, LLC
Lloyds Securities Inc.

Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to     % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to     % principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on a national securities exchange. THG has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

THG estimates that its share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1.0 million.

THG has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of such liabilities.

Conflicts of Interest

As described in the section entitled “Use of Proceeds,” THG intends to use a portion of the net proceeds of this offering for the redemption of indebtedness. Wells Fargo Securities, LLC and its affiliates are and certain of the other underwriters may be holders of such indebtedness of THG and would receive a portion of the proceeds from this offering as a result of the redemption of such indebtedness. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the redemption of indebtedness, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A QIU is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See “Use of Proceeds” in this prospectus supplement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to THG and to persons and entities with relationships with THG, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of THG (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with THG. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Offering Restrictions

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by THG for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for THG or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute the prospectus supplement and the accompanying prospectus, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to THG; and

(b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts, and for the underwriters by Willkie Farr & Gallagher LLP, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) after the date of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•

our Proxy Statement on Schedule 14A filed on April 2, 2015 (with respect to information contained in such proxy statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014 only); and

•	our Current Report on Form 8-K filed on March 30, 2016.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. The public may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request copies of these filings, at no cost, by writing or telephoning us at:

The Hanover Insurance Group, Inc.

Attn: Investor Relations

440 Lincoln Street

Worcester, Massachusetts 01653

(508) 855-1000

Copies of these filings are also available, without charge, on our website at http://www.hanover.com. The contents of our website have not been, and shall not be deemed to be, incorporated by reference into this prospectus.

PROSPECTUS

Debt Securities

Common Stock

Warrants

Preferred Stock

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

The registration statement that contains this prospectus is being filed in anticipation of the expiration of the previous registration statement filed by The Hanover Insurance Group, Inc. (“THG”) on March 20, 2013.

THG may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

The common stock of THG is listed on the New York Stock Exchange under the symbol “THG.” If we decide to seek a listing of any debt securities, preferred stock, depositary shares, warrants or other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

The address of THG’s principal executive offices is 440 Lincoln Street, Worcester, Massachusetts, 01653 and the telephone number at the principal executive offices is (508) 855-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2016

i

ABOUT THIS PROSPECTUS

Each time we offer securities using this prospectus, we will provide the specific terms, offering prices and manner in which we are offering such securities in a supplement to this prospectus. The applicable prospectus supplement also may add, update or change the information contained or incorporated by reference in this prospectus.

The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “THG,” “we,” “us,” the “Company” and “our” refer to The Hanover Insurance Group, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors under the heading “Risk Factors” in the applicable prospectus supplement and all of the other information contained or incorporated by reference in this prospectus or such prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•

Proxy Statement on Schedule 14A filed on April 2, 2015 (with respect to information contained in such proxy statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014 only); and

•

The description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form S-1, which the Securities and Exchange Commission declared effective on October 10, 1995.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

The Hanover Insurance Group, Inc.

Attn: Investor Relations

440 Lincoln Street

Worcester, Massachusetts 01653

(508) 855-1000

This prospectus constitutes a part of a registration statement on Form S-3 including all amendments and exhibits, referred to herein as the “Registration Statement”, that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

THE HANOVER INSURANCE GROUP, INC.

THG is a holding company organized as a Delaware corporation in 1995. Our primary business operations are property and casualty insurance products and services. We market our domestic products and services through independent agents and brokers in the United States (“U.S.”). The Hanover Insurance Company (“Hanover Insurance”) and Citizens Insurance Company of America (“Citizens”) are our principal U.S. property and casualty subsidiaries. We also conduct business internationally through a wholly-owned subsidiary, Chaucer Holdings Limited (“Chaucer”), which operates through the Society and Corporation of Lloyd’s (“Lloyd’s”) and is domiciled in the United Kingdom.

Through our Commercial Lines and Personal Lines segments, we underwrite commercial and personal property and casualty insurance through Hanover Insurance, Citizens and other THG subsidiaries, through an independent agent and broker network concentrated in the Northeast, Midwest and Southeast U.S. We also continue to actively grow our Commercial Lines’ presence in the Western region of the U.S. Our Chaucer segment is a specialist insurance underwriting group that operates through Lloyd’s and writes business globally. Included in our Other segment, is Opus Investment Management, Inc., a wholly-owned subsidiary of THG, which provides investment management services to our insurance and non-insurance companies, as well as to unaffiliated institutions, pension funds and other organizations; earnings on holding company assets; and a discontinued voluntary pools business.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus to redeem and repurchase certain other outstanding THG indebtedness and/or for general corporate and working capital purposes. General corporate and working capital purposes may include repurchase or redemption of our outstanding securities, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

Fiscal Years Ended
	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Ratio of Earnings to Fixed Charges(1)(2)	7.678x	6.257x	5.546x	1.414x	1.348x

(1)	For purposes of the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before federal income taxes, minority interest, extraordinary items and cumulative effect of accounting changes plus appropriate fixed charges. “Fixed charges” consist of interest expense on debt and the portion of operating lease rental expense representative of an interest factor.
(2)	We have authority to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share; however, there are currently no shares of preferred stock outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

GENERAL DESCRIPTION OF SECURITIES

The following description sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, “we”, “us” and “our” refers only to The Hanover Insurance Group, Inc. and not to any of its subsidiaries. The debt securities will be issued under an indenture (the “indenture”), between us and the trustee identified in the applicable prospectus supplement (the “trustee”), a form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue both senior and subordinated debt securities. The senior debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in the right of payment to the senior debt securities. The subordinated debt securities will be unsecured obligations and subordinated in right of payment to all of our existing and future senior indebtedness. The manner and extent of such subordination will be set forth in the applicable prospectus supplement for such subordinated debt securities.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the person to whom any interest on the debt securities shall be payable if other than the registered holder;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem or be required to redeem, the debt securities;

•	any provisions relating to the convertibility or exchangeability of the debt securities for other debt securities or equity securities;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

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if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

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if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness;

•	any additional or different covenants;

•	the form of debt securities;

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whether the debt securities will be convertible into or exchangeable for shares of common stock, warrants or any other securities or property of THG, and if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable; and

•	any other terms of the debt securities.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a “stated redemption price at maturity” that exceeds its “issue price” by an amount that does not satisfy a de minimis test. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the indenture.

The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in the applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer or exchange, duly endorsed (if so required by THG or the trustee) or with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the indenture, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we execute and deliver to the trustee a Company Order, as defined in the indenture, that such debt security shall be so exchangeable, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•	the manner of payment of principal, premium and interest, if any, on that global debt security, and

•	the depositary for that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the registered holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

We have the ability to merge or consolidate or amalgamate with, or convey, transfer or lease all or substantially all of our property, to another person, provided that:

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in the event we consolidate or amalgamate with or merge into another person or convey, transfer or lease all or substantially all of our properties and assets to any other person, the person formed by such consolidation or amalgamation or into which we are merged, or the person that acquires by conveyance or transfer, or leases, all or substantially all of our properties and assets is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the indenture on the part of us to be performed or observed;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the indenture and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

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default in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 90 days after there has been given a written notice, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series specifying such default or breach and requiring it to be remedied;

•	specified events of our bankruptcy, insolvency or reorganization; or

•	any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

•	the trustee does not institute a proceeding within 60 days; and

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the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the trustee regarding our compliance with the covenants in the indenture. The trustee will generally give the holders of debt securities notice within 90 days of the occurrence of a default known to the trustee.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•	the payment of the principal of (or premium, if any) or interest on any security of such series; or

•	defaults relating to any covenants of the indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the indenture.

We and the trustee may amend the indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

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change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults provided for in the indenture; or

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modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee in accordance with the terms of the indenture.

We and the trustee may amend the indenture without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the indenture and in the debt securities;

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to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the indenture;

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to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

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to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

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to comply with any requirement of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended from time to time; or

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

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defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the indenture; or

•	covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.01 per share. As of March 17, 2016, we had 42,933,832 shares of common stock outstanding and an additional 17,542,040 shares of common stock held in the Company’s treasury. The outstanding shares of common stock are validly issued, fully paid and nonassessable. Our common stock is listed for quotation on the New York Stock Exchange under the symbol “THG.”

Dividends

The holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Liquidation/Dissolution Rights

In the event of a liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after the payment of all debts and other liabilities, subject to the prior distribution rights of any outstanding preferred stock that may be issued in the future.

Other Rights

The holders of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. All shares of common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of our preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Limited.

DESCRIPTION OF WARRANTS

The following briefly summarizes the material terms and provisions of warrants. You should read the particular terms of warrants that are offered by THG, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

THG may offer warrants pursuant to which a holder will be entitled to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Warrants will be issued under one or more warrant agreements to be entered into between THG and a bank or trust company, as warrant agent. Except as otherwise stated in a prospectus supplement, the warrant agent will act solely as the agent of THG under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the offering price of the warrants;

•	the aggregate number of warrants and the aggregate number of securities that may be purchased upon exercise of the warrants;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of warrants issued with each security;

•	the date, if any, on and after which, if the warrants are issued as a unit with another security, the warrants and the related security will be separately transferable;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

No Rights as Stockholders

Unless otherwise specified in a prospectus supplement, holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the securities purchasable upon exercise of the warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving THG in which THG is not the surviving entity, or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of THG, then the assuming corporation will succeed to the obligations of THG under the warrant agreement and the related warrants. THG will then be relieved of any further obligation under the warrant agreement and warrants.

DESCRIPTION OF PREFERRED STOCK

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain terms of the preferred stock described below are incomplete.

As of the date of this prospectus, no shares of our preferred stock are outstanding. We are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, all of which are undesignated.

Our board of directors can fix the rights, preferences and privileges, and any qualifications, limitations or restrictions, of the shares of each series of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control and could harm the market price of our common stock.

Our board of directors will make the determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations or restrictions on the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The preferred stock, when issued, will be fully paid and nonassessable.

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

THG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, THG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between THG and a bank or trust company selected by THG having its principal office in the United States, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

THG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to THG, and THG to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	junior subordinated debt securities, or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require THG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise; or

•	through a combination of these methods.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

Secondary Sales

Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of THG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.